Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Experts" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 19, 2004 with respect to the financial statements of IDS Life Variable Account 10 included in this Post-Effective Amendment No. 29 to the Registration Statement (Form N-4, No. 333-79311, No. 811-07355) for the registration of the American Express Retirement Advantage Plus(SM) Variable Annuity/Retirement Advisor Select Plus(SM) Variable Annuity offered by IDS Life Insurance Company.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP
Minneapolis, Minnesota
October 21, 2004